Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	First Vice President	Executive Vice President
	Director of Marketing	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
DIVIDEND INCREASE AND EARNINGS FOR THE FIRST
QUARTER OF 2018

TUPELO, MISSISSIPPI (April 24, 2018) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the first quarter of 2018. Net income for the first quarter of 2018 was approximately $33.8 million, as compared to $24.0 million for the first quarter of 2017. Basic and diluted earnings per share (“EPS”) were $0.69 and $0.68, respectively, for the first quarter of 2018, as compared to basic and diluted EPS of $0.54 for the first quarter of 2017.

On April 24, 2018, the Board of Directors of the Company declared a quarterly cash dividend of $0.20 per share to be paid June 30, 2018, to shareholders of record as of June 16, 2018. The per share dividend represents a $0.01 increase from the dividend paid in the previous quarter and the third increase to the Company’s quarterly dividend since March 31, 2016.

On March 28, 2018, the Company and Brand Group Holdings, Inc. (“Brand”), the parent company of The Brand Banking Company, jointly announced the signing of a definitive merger agreement pursuant to which the Company will acquire Brand for a combination of cash and Renasant common stock. Brand operates 13 locations throughout the greater Atlanta market. As of December 31, 2017,

Brand had approximately $2.4 billion in total assets, which included approximately $1.9 billion in total loans (excluding mortgage loans held for sale), and approximately $1.9 billion in total deposits.

Impact from Infrequent or Nonrecurring Items
The Company incurred expenses and charges in connection with certain transactions that are considered to be infrequent or non-recurring in nature. The following table presents the impact of these charges on reported earnings for the dates presented (in thousands):

	Three months ended March 31, 2018			Three months ended March 31, 2017
	Pre-tax	After-tax	Diluted EPS	Pre-tax	After-tax	Diluted EPS
Earnings, as reported	$43,499	$33,826	$0.68	$35,227	$23,972	$0.54
Merger and conversion expenses	900	700	0.02	345	235	0.01
Debt prepayment penalty	—	—	—	205	140	—
Earnings, adjusted	44,399	34,526	0.70	35,777	24,347	0.55

“Renasant opened the year with very strong results. Our continued focus on profitability in this competitive interest rate environment coupled with our strategies around expense containment were the driving factors behind our record earnings for the quarter,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “We’re also excited to announce an increase in our quarterly dividend, effective in the second quarter of 2018. This increase represents the third dividend increase in the last eight quarters and boosts our annual cash dividend from $0.76 to $0.80. It is also my pleasure to announce that, effective May 1, 2018, our Board of Directors has elected Mitch Waycaster as Chief Executive Officer of both Renasant Corporation and Renasant Bank and Kevin Chapman as Chief Operating Officer, in addition to his role as Chief Financial Officer, of both Renasant Corporation and Renasant Bank.”

C. Mitchell Waycaster added, “Our strong results for the first quarter of 2018 demonstrate that Renasant is positioned well for a successful year. Furthermore, we believe our proposed merger with Brand, which we currently expect to complete in the third quarter of 2018, will bolster our prospects as we team with an experienced group of management and expand our presence and offerings in the Atlanta metro area. Finally, as Robin transitions into his new role as Executive Chairman of the Company, the entire Renasant family thanks him for his honorable dedication to Renasant and exemplary leadership as the Company grew from $1.2 billion in assets to $10.2 billion in assets under his oversight as CEO. We look to capitalize on this legacy and enjoy continued success into the future.”

Profitability Metrics
The following table presents the Company’s profitability metrics for the three months ended March 31, 2018, including and excluding the impact of after-tax merger and conversion expenses, which are non-recurring in nature:

	Three Months Ended
	March 31, 2018
	As Reported	Excluding nonrecurring charges
Return on average assets	1.36%	1.39%
Return on average tangible assets	1.51%	1.54%
Return on average equity	9.00%	9.19%
Return on average tangible equity	16.02%	16.34%
Return on average tangible assets and return on average tangible equity are non-GAAP financial measures. A reconciliation of these financial measures from GAAP to non-GAAP is included in the table at the end of this release.

Other financial highlights from the first quarter of 2018 include the following:

•	Total assets were $10.2 billion at March 31, 2018, as compared to $9.8 billion at December 31, 2017.

•
Total loans increased to $7.7 billion at March 31, 2018, from $7.6 billion at December 31, 2017, which represents an annual linked quarter growth rate of 4.14%. Loans not purchased were $5.8 billion at March 31, 2018, as compared to $5.6 billion at December 31, 2017.The following table reconciles the reported loan yield to the adjusted loan yield excluding the impact from interest income collected on problem loans and purchase accounting adjustments on purchased loans for the periods presented (in thousands):

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Taxable equivalent interest income on loans (as reported)	$93,373	$97,307	$73,710
Interest income collected (foregone) on problem loans	358	4,543	556
Accretable yield recognized on purchased loans(1)	6,118	5,878	5,604
Interest income on loans (adjusted)	$86,897	$86,886	$67,550

Average loans	$7,646,991	$7,535,199	$6,198,705

Loan yield, as reported	4.95%	5.07%	4.82%
Loan yield, adjusted	4.61%	4.52%	4.42%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $3,358, $2,747 and $2,731 for the three months ended March 31, 2018, December 31, 2017, and March 31, 2017, respectively, which increased loan yield by 18 basis points, 14 basis points and 18 basis points for the same periods, respectively.

•
Total deposits increased to $8.4 billion at March 31, 2018, from $7.9 billion at December 31, 2017. For the first quarter of 2018, the cost of total deposits was 40 basis points, as compared to 36 basis points for the fourth quarter of 2017 and 29 basis points for the first quarter of 2017. The following table presents the mix and cost of all funding sources for the first quarter of 2018 as compared to the fourth quarter of 2018 and the first quarter of 2017.

	Percentage of Total Average Deposits and Borrowed Funds			Cost of Funds
	Three Months Ended			Three Months Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
	2018	2017	2017	2018	2017	2017
Noninterest-bearing demand	21.52%	21.74%	21.00%	—%	—%	—%
Interest-bearing demand	46.31	43.80	45.96	0.35	0.32	0.22
Savings	6.88	6.63	7.46	0.11	0.07	0.07
Time deposits	21.56	21.12	21.79	1.00	0.90	0.81
Borrowed Funds	3.73	6.71	3.79	3.98	2.74	3.92
Total deposits and borrowed funds	100.00%	100.00%	100.00%	0.53%	0.52%	0.43%

•
Net interest income was $89.2 million for the first quarter of 2018, as compared to $93.3 million for the fourth quarter of 2017 and $74.0 million for the first quarter of 2017. Net interest margin was 4.20% for the first quarter of 2018, as compared to 4.25% for the fourth quarter of 2017 and 4.01% for the first quarter of 2017. The following table reconciles reported net interest margin to adjusted net interest margin excluding the impact from interest income collected on problem loans and purchase accounting adjustments on purchased loans for the periods presented (in thousands):

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Taxable equivalent net interest income (as reported)	$90,807	$96,448	$75,907
Interest income collected (foregone) on problem loans	358	4,543	556
Accretable yield recognized on purchased loans (1)	6,118	5,878	5,604
Taxable equivalent net interest income (adjusted)	$84,331	$86,027	$69,747

Average earning assets	$8,760,679	$8,913,675	$7,668,582

Net interest margin, as reported	4.20%	4.25%	4.01%
Net interest margin, adjusted	3.90%	3.78%	3.69%

(1)	Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $3,358, $2,747 and $2,731 for the three months ended March 31, 2018,

December 31, 2017, and March 31, 2017, respectively, which increased net interest margin by 16 basis points, 12 basis points and 14 basis points for the same periods, respectively.

•
Noninterest income for the first quarter of 2018 was $34.0 million, as compared to $32.4 million for the fourth quarter of 2017 and $32.0 million for the first quarter of 2017. The addition of Metropolitan, coupled with growth in fee income on legacy Renasant loan and deposit products, contributed to the growth in service charges on deposits and fees and commissions on loans and deposits for the first quarter of 2018 as compared to the same period in 2017. Mortgage banking income for the first quarter of 2018 was $11.0 million, compared to $9.9 million for the fourth quarter of 2017 and $10.5 million for the first quarter of 2017.

•
Noninterest expense was $77.9 million for the first quarter of 2018, as compared to $76.8 million for the fourth quarter of 2017 and $69.3 million for the first quarter of 2017. The impact from the addition of the Metropolitan operations has been slightly offset by expense containment efforts through contract renegotiations.

Asset Quality Metrics
Total nonperforming assets were $37.5 million at March 31, 2018, a decrease of $1.9 million from December 31, 2017, and consisted of $22.9 million in nonperforming loans (loans 90 days or more past due and nonaccrual loans) and $14.6 million in other real estate owned (“OREO”).

The Company’s nonperforming loans and OREO that were purchased in previous acquisitions (collectively referred to as “purchased nonperforming assets”) were $9.9 million and $9.8 million, respectively, at March 31, 2018, as compared to $10.2 million and $11.5 million, respectively, at December 31, 2017. The purchased nonperforming assets were recorded at fair value at the time of acquisition, which significantly mitigates the Company’s actual loss. As such, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios focuses on non-purchased nonperforming assets.

•
Excluding purchased loans, nonperforming loans decreased to $13.0 million, or 0.22% of total loans, at March 31, 2018, from $13.3 million, or 0.24% of total loans, at December 31, 2017. Early stage delinquencies, or loans 30-to-89 days past due, as a percentage of total loans were 0.33% at March 31, 2018, as compared to 0.30% at December 31, 2017.

•	Excluding purchased OREO, OREO was $4.8 million at March 31, 2018, as compared to $4.4 million at December 31, 2017. OREO sales totaled $677 thousand in the first quarter of 2018.

•
The allowance for loan losses was 0.60% of total loans at March 31, 2018, as compared to 0.61% at December 31, 2017. The allowance for loan losses was 0.80% of non-purchased loans at March 31, 2018, as compared to 0.83% at December 31, 2017.

•	Net loan charge-offs were $1.6 million, or 0.08% on an annualized basis of average total loans, for the first quarter of 2018, as compared to $470 thousand, or 0.02% on an annualized basis of average total loans, for the fourth quarter of 2017 and $1.3 million, or 0.09% on an annualized basis of average total loans, for the first quarter of 2017.

•	The provision for loan losses was $1.8 million for the first quarter of 2018, as compared to $2.2 million for the fourth quarter of 2017 and $1.5 million for the first quarter of 2017.

Capital Ratios

•
At March 31, 2018, Tier 1 leverage capital ratio was 10.61%, Common Equity Tier 1 ratio was 11.38%, Tier 1 risk-based capital ratio was 12.41%, and total risk-based capital ratio was 14.44%. All regulatory ratios exceed the minimums required to be considered “well-capitalized.”

•	Tangible common equity ratio was 9.36% at March 31, 2018, as compared to 9.56% at December 31, 2017.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, April 25, 2018.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or https://services.choruscall.com/links/rnst180425.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation First Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10119302 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until May 9, 2018.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 114-year-old financial services institution. Renasant has assets of approximately $10.2 billion and operates more than 180 banking, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:
This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and

Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible,” “approximately,” “should” and variations of such words and other similar expressions.
Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in the Company’s portfolio of outstanding loans, and competition in the Company’s markets. Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov. The Company expressly disclaims any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial measures. Certain non-GAAP financial measures that the Company uses exclude purchase accounting adjustments and interest income collected (foregone) on problem loans from loan interest income and net interest income when calculating the Company’s taxable equivalent loan yields and net interest margin, respectively. The most directly comparable GAAP financial measure is presented with these non-GAAP measures. The Company’s management uses these non-GAAP financial measures to evaluate ongoing operating results and to assess ongoing profitability.

Certain other non-GAAP financial measures (namely, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”) and the efficiency ratio) adjust GAAP financial measures to exclude intangible assets and certain charges that the Company considers to be non-recurring in nature. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets, such as goodwill and the core deposit intangible, and non-recurring charges can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these other non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

None of the non-GAAP financial information that the Company has included in this release is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2018 -	For The Three Months Ending
	2018	2017				Q4 2017	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Statement of earnings
Interest income - taxable equivalent basis	$101,947	$107,773	$102,613	$89,429	$83,781	(5.41)	$101,947	$83,781	21.68
Interest income	$100,380	$104,587	$100,695	$87,579	$81,889	(4.02)	$100,380	$81,889	22.58
Interest expense	11,140	11,325	10,678	7,976	7,874	(1.63)	11,140	7,874	41.48
Net interest income	89,240	93,262	90,017	79,603	74,015	(4.31)	89,240	74,015	20.57
Provision for loan losses	1,750	2,150	2,150	1,750	1,500	(18.60)	1,750	1,500	16.67
Net interest income after provision	87,490	91,112	87,867	77,853	72,515	(3.98)	87,490	72,515	20.65
Service charges on deposit accounts	8,473	8,659	8,676	7,958	7,931	(2.15)	8,473	7,931	6.83
Fees and commissions on loans and deposits	5,685	5,647	5,618	5,470	5,199	0.67	5,685	5,199	9.35
Insurance commissions and fees	2,005	1,955	2,365	2,181	1,860	2.56	2,005	1,860	7.80
Wealth management revenue	3,262	3,000	2,963	3,037	2,884	8.73	3,262	2,884	13.11
Securities gains (losses)	—	91	57	—	—	—	—	—	—
Mortgage banking income	10,960	9,871	10,616	12,424	10,504	11.03	10,960	10,504	4.34
Other	3,568	3,218	3,118	3,195	3,643	10.88	3,568	3,643	(2.06)
Total noninterest income	33,953	32,441	33,413	34,265	32,021	4.66	33,953	32,021	6.03
Salaries and employee benefits	48,784	48,787	48,530	45,014	42,209	(0.01)	48,784	42,209	15.58
Data processing	4,244	4,226	4,179	3,835	4,234	0.43	4,244	4,234	0.24
Occupancy and equipment	9,822	10,153	9,470	8,814	9,319	(3.26)	9,822	9,319	5.40
Other real estate	657	554	603	781	532	18.59	657	532	23.50
Amortization of intangibles	1,651	1,708	1,766	1,493	1,563	(3.34)	1,651	1,563	5.63
Merger and conversion related expenses	900	723	6,266	3,044	345	24.48	900	345	160.87
Debt extinguishment penalty	—	—	—	—	205	—	—	205	(100.00)
Other	11,886	10,657	9,846	11,860	10,902	11.53	11,886	10,902	9.03
Total noninterest expense	77,944	76,808	80,660	74,841	69,309	1.48	77,944	69,309	12.46
Income before income taxes	43,499	46,745	40,620	37,277	35,227	(6.94)	43,499	35,227	23.48
Income taxes	9,673	30,234	14,199	11,993	11,255	(68.01)	9,673	11,255	(14.06)
Net income	$33,826	$16,511	$26,421	$25,284	$23,972	104.87	$33,826	$23,972	41.11
Basic earnings per share	$0.69	$0.33	$0.54	$0.57	$0.54	109.09	$0.69	$0.54	27.78
Diluted earnings per share	0.68	0.33	0.53	0.57	0.54	106.06	0.68	0.54	25.93
Average basic shares outstanding	49,356,417	49,320,377	49,316,572	44,415,423	44,364,337	0.07	49,356,417	44,364,337	11.25
Average diluted shares outstanding	49,502,950	49,456,289	49,435,225	44,523,541	44,480,499	0.09	49,502,950	44,480,499	11.29
Common shares outstanding	49,392,978	49,321,231	49,320,225	44,430,335	44,394,707	0.15	49,392,978	44,394,707	11.26
Cash dividend per common share	$0.19	$0.19	$0.18	$0.18	$0.18	—	$0.19	$0.18	5.56
Performance ratios
Return on avg shareholders' equity	9.00%	4.31%	7.01%	8.06%	7.80%		9.00%	7.80%
Return on avg tangible s/h's equity (1)	16.02%	7.94%	12.74%	13.76%	13.48%		16.02%	13.48%
Return on avg assets	1.36%	0.64%	1.02%	1.16%	1.11%		1.36%	1.11%
Return on avg tangible assets (2)	1.51%	0.73%	1.13%	1.28%	1.23%		1.51%	1.23%
Net interest margin (FTE)	4.20%	4.25%	4.08%	4.27%	4.01%		4.20%	4.01%
Yield on earning assets (FTE)	4.72%	4.75%	4.55%	4.68%	4.43%		4.72%	4.43%
Cost of funding	0.53%	0.52%	0.49%	0.43%	0.43%		0.53%	0.43%
Average earning assets to average assets	87.12%	86.92%	87.03%	87.81%	87.55%		87.12%	87.55%
Average loans to average deposits	94.04%	93.51%	90.96%	88.03%	86.81%		94.04%	86.81%
Noninterest income (less securities gains/
losses) to average assets	1.37%	1.25%	1.29%	1.58%	1.48%		1.37%	1.48%
Noninterest expense (less debt prepayment penalties/
penalties/merger-related expenses) to
average assets	3.11%	2.94%	2.87%	3.30%	3.18%		3.11%	3.18%
Net overhead ratio	1.74%	1.69%	1.58%	1.72%	1.70%		1.74%	1.70%
Efficiency ratio (FTE) (4)	60.43%	57.75%	57.97%	60.75%	62.26%		60.43%	62.26%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2018 -	For The Three Months Ending
	2018	2017				Q4 2017	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Average Balances
Total assets	$10,055,755	$10,254,774	$10,277,476	$8,720,660	$8,759,448	(1.94)	$10,055,755	$8,759,448	14.80
Earning assets	8,760,679	8,913,675	8,944,067	7,657,848	7,668,582	(1.72)	8,760,679	7,668,582	14.24
Securities	833,076	1,043,075	1,147,157	1,069,244	1,043,697	(20.13)	833,076	1,043,697	(20.18)
Mortgage loans held for sale	152,299	188,795	226,512	168,650	112,105	(19.33)	152,299	112,105	35.85
Loans, net of unearned	7,646,991	7,535,199	7,375,410	6,293,497	6,198,705	1.48	7,646,991	6,198,705	23.36
Intangibles	634,898	636,533	636,977	492,349	493,816	(0.26)	634,898	493,816	28.57
Noninterest-bearing deposits	$1,817,848	$1,877,789	$1,849,396	$1,608,467	$1,558,809	(3.19)	$1,817,848	$1,558,809	16.62
Interest-bearing deposits	6,314,114	6,180,075	6,259,249	5,540,698	5,581,853	2.17	6,314,114	5,581,853	13.12
Total deposits	8,131,962	8,057,864	8,108,645	7,149,165	7,140,662	0.92	8,131,962	7,140,662	13.88
Borrowed funds	314,228	579,920	575,816	233,542	282,008	(45.82)	314,228	282,008	11.43
Shareholders' equity	1,523,873	1,518,131	1,495,591	1,258,935	1,246,903	0.38	1,523,873	1,246,903	22.21

						Q1 2018 -	As of
	2018	2017				Q4 2017	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Balances at period end
Total assets	$10,238,313	$9,829,981	$10,323,687	$8,872,272	$8,764,711	4.15	$10,238,313	$8,764,711	16.81
Earning assets	8,938,117	8,493,741	8,943,570	7,763,775	7,690,045	5.23	8,938,117	7,690,045	16.23
Securities	948,365	671,488	1,150,459	1,076,625	1,044,862	41.23	948,365	1,044,862	(9.24)
Mortgage loans held for sale	204,472	108,316	207,288	232,398	158,619	88.77	204,472	158,619	28.91
Non purchased loans	5,830,122	5,588,556	5,293,467	5,058,898	4,834,085	4.32	5,830,122	4,834,085	20.60
Purchased loans	1,867,948	2,031,766	2,155,141	1,312,109	1,401,720	(8.06)	1,867,948	1,401,720	33.26
Total loans	7,698,070	7,620,322	7,448,608	6,371,007	6,235,805	1.02	7,698,070	6,235,805	23.45
Intangibles	633,905	635,556	637,264	491,552	493,045	(0.26)	633,905	493,045	28.57
Noninterest-bearing deposits	$1,861,136	$1,840,424	$1,835,300	$1,642,863	$1,579,581	1.13	$1,861,136	$1,579,581	17.82
Interest-bearing deposits	6,496,633	6,080,651	6,283,218	5,559,162	5,651,269	6.84	6,496,633	5,651,269	14.96
Total deposits	8,357,769	7,921,075	8,118,518	7,202,025	7,230,850	5.51	8,357,769	7,230,850	15.58
Borrowed funds	265,191	297,360	591,933	312,077	202,006	(10.82)	265,191	202,006	31.28
Shareholders' equity	1,532,765	1,514,983	1,511,826	1,271,786	1,251,065	1.17	1,532,765	1,251,065	22.52
Market value per common share	$42.56	$40.89	$42.90	$43.74	$39.69	4.08	$42.56	$39.69	7.23
Book value per common share	31.03	30.72	30.65	28.62	28.18	1.02	31.03	28.18	10.11
Tangible book value per common share	18.20	17.83	17.73	17.56	17.07	2.07	18.20	17.07	6.59
Shareholders' equity to assets (actual)	14.97%	15.41%	14.64%	14.33%	14.27%		14.97%	14.27%
Tangible capital ratio (3)	9.36%	9.56%	9.03%	9.31%	9.16%		9.36%	9.16%
Leverage ratio	10.61%	10.18%	10.05%	10.68%	10.39%		10.61%	10.39%
Common equity tier 1 capital ratio	11.38%	11.34%	11.21%	11.65%	11.69%		11.38%	11.69%
Tier 1 risk-based capital ratio	12.41%	12.39%	12.26%	12.86%	12.93%		12.41%	12.93%
Total risk-based capital ratio	14.44%	14.46%	14.30%	15.00%	15.11%		14.44%	15.11%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2018 -	As of
	2018	2017				Q4 2017	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Non purchased loans
Commercial, financial, agricultural	$803,146	$763,823	$707,835	$657,713	$626,237	5.15	$803,146	$626,237	28.25
Lease Financing	52,536	54,013	51,902	49,066	47,816	(2.73)	52,536	47,816	9.87
Real estate- construction	582,430	547,658	477,638	424,861	378,061	6.35	582,430	378,061	54.06
Real estate - 1-4 family mortgages	1,785,271	1,729,534	1,644,060	1,551,934	1,485,663	3.22	1,785,271	1,485,663	20.17
Real estate - commercial mortgages	2,503,680	2,390,076	2,311,340	2,281,220	2,203,639	4.75	2,503,680	2,203,639	13.62
Installment loans to individuals	103,059	103,452	100,692	94,104	92,669	(0.38)	103,059	92,669	11.21
Loans, net of unearned	$5,830,122	$5,588,556	$5,293,467	$5,058,898	$4,834,085	4.32	$5,830,122	$4,834,085	20.60
Purchased loans
Commercial, financial, agricultural	$243,672	$275,570	$301,100	$102,869	$115,229	(11.58)	$243,672	$115,229	111.47
Lease Financing	—	—	—	—	—	—	—	—	—
Real estate- construction	75,061	85,731	100,082	35,946	35,673	(12.45)	75,061	35,673	110.41
Real estate - 1-4 family mortgages	572,830	614,187	651,792	400,460	431,904	(6.73)	572,830	431,904	32.63
Real estate - commercial mortgages	960,273	1,037,454	1,079,049	759,743	804,790	(7.44)	960,273	804,790	19.32
Installment loans to individuals	16,112	18,824	23,118	13,091	14,124	(14.41)	16,112	14,124	14.08
Loans, net of unearned	$1,867,948	$2,031,766	$2,155,141	$1,312,109	$1,401,720	(8.06)	$1,867,948	$1,401,720	33.26
Asset quality data
Non purchased assets
Nonaccrual loans	$9,403	$10,250	$9,970	$11,413	$12,629	(8.26)	$9,403	$12,629	(25.54)
Loans 90 past due or more	3,605	3,015	3,295	1,283	2,175	19.57	3,605	2,175	65.75
Nonperforming loans	13,008	13,265	13,265	12,696	14,804	(1.94)	13,008	14,804	(12.13)
Other real estate owned	4,801	4,410	4,524	4,305	5,056	8.87	4,801	5,056	(5.04)
Nonperforming assets not purchased	$17,809	$17,675	$17,789	$17,001	$19,860	0.76	$17,809	$19,860	(10.33)
Purchased assets
Nonaccrual loans	$5,340	$4,424	$4,868	$5,927	$8,495	20.71	$5,340	$8,495	(37.14)
Loans 90 past due or more	4,564	5,731	7,349	8,128	11,897	(20.36)	4,564	11,897	(61.64)
Nonperforming loans	9,904	10,155	12,217	14,055	20,392	(2.47)	9,904	20,392	(51.43)
Other real estate owned	9,754	11,524	13,296	15,409	16,266	(15.36)	9,754	16,266	(40.03)
Nonperforming assets purchased	$19,658	$21,679	$25,513	$29,464	$36,658	(9.32)	$19,658	$36,658	(46.37)
Net loan charge-offs (recoveries)	$1,560	$470	$1,768	$524	$1,314	231.91	$1,560	$1,314	18.72
Allowance for loan losses	$46,401	$46,211	$44,531	$44,149	$42,923	0.41	$46,401	$42,923	8.10
Annualized net loan charge-offs / average loans	0.08%	0.02%	0.10%	0.03%	0.09%		0.08%	0.09%
Nonperforming loans / total loans*	0.30%	0.31%	0.34%	0.42%	0.56%		0.30%	0.56%
Nonperforming assets / total assets*	0.37%	0.40%	0.42%	0.52%	0.64%		0.37%	0.64%
Allowance for loan losses / total loans*	0.60%	0.61%	0.60%	0.69%	0.69%		0.60%	0.69%
Allowance for loan losses / nonperforming loans*	202.52%	197.31%	174.75%	165.04%	121.95%		202.52%	121.95%
Nonperforming loans / total loans**	0.22%	0.24%	0.25%	0.25%	0.31%		0.22%	0.31%
Nonperforming assets / total assets**	0.17%	0.18%	0.17%	0.19%	0.23%		0.17%	0.23%
Allowance for loan losses / total loans**	0.80%	0.83%	0.84%	0.87%	0.89%		0.80%	0.89%
Allowance for loan losses / nonperforming loans**	356.71%	348.37%	335.70%	347.74%	289.94%		356.71%	289.94%
*Based on all assets (includes purchased assets)
**Excludes all purchased assets

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Non purchased	$5,689,210	$64,611	4.61	$5,446,973	$62,994	4.51%	$4,752,628	$51,143	4.36%
Purchased	1,957,781	28,762	5.96	2,088,226	34,313	6.52	1,446,077	22,567	6.33
Total loans	7,646,991	93,373	4.95	7,535,199	97,307	5.07	6,198,705	73,710	4.82
Mortgage loans held for sale	152,299	1,671	4.45	188,795	2,071	4.35	112,105	1,148	4.15
Securities:
Taxable(1)	606,642	3,914	2.62	735,923	4,240	2.29	704,805	4,070	2.34
Tax-exempt	226,434	2,406	4.31	307,152	3,604	4.66	338,892	4,297	5.14
Total securities	833,076	6,320	3.08	1,043,075	7,844	2.98	1,043,697	8,367	3.25
Interest-bearing balances with banks	128,313	583	1.84	146,606	551	1.49	314,075	556	0.72
Total interest-earning assets	8,760,679	101,947	4.72	8,913,675	107,773	4.75	7,668,582	83,781	4.43
Cash and due from banks	163,141			161,202			131,874
Intangible assets	634,898			636,533			493,816
Other assets	497,037			543,364			465,176
Total assets	$10,055,755			$10,254,774			$8,759,448
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(2)	3,911,802	3,407	0.35	3,783,056	3,072	0.32	3,410,606	1,813	0.22
Savings deposits	581,194	151	0.11	572,397	99	0.07	553,985	96	0.07
Time deposits	1,821,118	4,501	1.00	1,824,622	4,152	0.90	1,617,262	3,240	0.81
Total interest-bearing deposits	6,314,114	8,059	0.52	6,180,075	7,323	0.47	5,581,853	5,149	0.37
Borrowed funds	314,228	3,081	3.98	579,920	4,002	2.74	282,008	2,725	3.92
Total interest-bearing liabilities	6,628,342	11,140	0.68	6,759,995	11,325	0.66	5,863,861	7,874	0.54
Noninterest-bearing deposits	1,817,848			1,877,789			1,558,809
Other liabilities	85,692			98,859			89,875
Shareholders’ equity	1,523,873			1,518,131			1,246,903
Total liabilities and shareholders’ equity	$10,055,755			$10,254,774			$8,759,448
Net interest income/ net interest margin		$90,807	4.20%		$96,448	4.25%		$75,907	4.01%
Cost of funding			0.53			0.52			0.43
Cost of total deposits			0.40			0.36			0.29

(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which we operate.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
		RECONCILIATION OF GAAP TO NON-GAAP
						Three Months Ended
	2018	2017				March 31,
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	2018	2017
Net income (GAAP)	$33,826	$16,511	$26,421	$25,284	$23,972	$33,826	$23,972
Amortization of intangibles, net of tax	1,284	1,133	1,149	1,013	1,064	1,284	1,064
Tangible net income (non-GAAP)	$35,110	$17,644	$27,570	$26,297	$25,036	$35,110	$25,036

Net income (GAAP)	$33,826	16,511	$26,421	$25,284	$23,972	$33,826	$23,972
Merger & conversion expenses, net of tax	700	479	4,075	2,065	235	700	235
Debt prepayment penalties, net of tax	—	—	—	—	140	—	140
Write-down of net deferred tax assets	—	14,486	—	—	—	—	—
Net income with exclusions (non-GAAP)	$34,526	$31,476	$30,496	$27,349	$24,347	$34,526	$24,347

Average shareholders' equity (GAAP)	$1,523,873	$1,518,131	$1,495,591	$1,258,935	$1,246,903	$1,523,873	$1,246,903
Intangibles	634,898	636,533	636,977	492,349	493,816	634,898	493,816
Average tangible s/h's equity (non-GAAP)	$888,975	$881,598	$858,614	$766,586	$753,087	$888,975	$753,087

Average total assets (GAAP)	$10,055,755	$10,254,774	$10,277,476	$8,720,660	$8,759,448	$10,055,755	$8,759,448
Intangibles	634,898	636,533	636,977	492,349	493,816	634,898	493,816
Average tangible assets (non-GAAP)	$9,420,857	$9,618,241	$9,640,499	$8,228,311	$8,265,632	$9,420,857	$8,265,632

Actual shareholders' equity (GAAP)	$1,532,765	$1,514,983	$1,511,826	$1,271,786	$1,251,065	$1,532,765	$1,251,065
Intangibles	633,905	635,556	637,264	491,552	493,045	633,905	493,045
Actual tangible s/h's equity (non-GAAP)	$898,860	$879,427	$874,562	$780,234	$758,020	$898,860	$758,020

Actual total assets (GAAP)	$10,238,313	$9,829,981	$10,323,687	$8,872,272	$8,764,711	$10,238,313	$8,764,711
Intangibles	633,905	635,556	637,264	491,552	493,045	633,905	493,045
Actual tangible assets (non-GAAP)	$9,604,408	$9,194,425	$9,686,423	$8,380,720	$8,271,666	$9,604,408	$8,271,666

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	9.00%	4.31%	7.01%	8.06%	7.80%	9.00%	7.80%
Effect of adjustment for intangible assets	7.02%	3.63%	5.73%	5.70%	5.68%	7.02%	5.68%
Return on avg tangible s/h's equity (non-GAAP)	16.02%	7.94%	12.74%	13.76%	13.48%	16.02%	13.48%

Return on avg s/h's equity with exclusions (GAAP)	9.19%	8.23%	8.09%	8.71%	7.92%	9.19%	7.92%
Effect of adjustment for intangible assets	7.15%	6.44%	6.53%	6.13%	5.76%	7.15%	5.76%
Return on avg tangible s/h's equity with exclusion (non-GAAP)	16.34%	14.67%	14.62%	14.84%	13.68%	16.34%	13.68%

(2) Return on Average Assets
Return on (average) assets (GAAP)	1.36%	0.64%	1.02%	1.16%	1.11%	1.36%	1.11%
Effect of adjustment for intangible assets	0.15%	0.09%	0.11%	0.12%	0.12%	0.15%	0.12%
Return on average tangible assets (non-GAAP)	1.51%	0.73%	1.13%	1.28%	1.23%	1.51%	1.23%

Return on avg assets with exclusions (GAAP)	1.39%	1.22%	1.18%	1.26%	1.13%	1.39%	1.13%
Effect of adjustment for intangible assets	0.15%	0.13%	0.12%	0.12%	0.12%	0.15%	0.12%
Return on avg tangible assets with exclusions (non-GAAP)	1.54%	1.35%	1.30%	1.38%	1.25%	1.54%	1.25%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	14.97%	15.41%	14.64%	14.33%	14.27%	14.97%	14.27%
Effect of adjustment for intangible assets	5.61%	5.85%	5.62%	5.02%	5.11%	5.61%	5.11%
Tangible capital ratio (non-GAAP)	9.36%	9.56%	9.03%	9.31%	9.16%	9.36%	9.16%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
		CALCULATION OF EFFICIENCY RATIO

						Three Months Ended
	2018	2017				December 31,
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	2018	2017
Interest income (FTE)	$101,947	$107,773	$102,613	$89,429	$83,781	$101,947	$83,781
Interest expense	11,140	11,325	10,678	7,976	7,874	11,140	7,874
Net Interest income (FTE)	$90,807	$96,448	$91,935	$81,453	$75,907	$90,807	$75,907

Total noninterest income	$33,953	$32,441	$33,413	$34,265	$32,021	$33,953	$32,021
Securities gains (losses)	—	91	57	—	—	—	—
Total noninterest income	$33,953	$32,350	$33,356	$34,265	$32,021	$33,953	$32,021
Total Income (FTE)	$124,760	$128,798	$125,291	$115,718	$107,928	$124,760	$107,928

Total noninterest expense	$77,944	$76,808	$80,660	$74,841	$69,309	$77,944	$69,309
Amortization of intangibles	1,651	1,708	1,766	1,493	1,563	1,651	1,563
Merger-related expenses	900	723	6,266	3,044	345	900	345
Debt extinguishment penalty	—	—	—	—	205	—	205
Total noninterest expense	$75,393	$74,377	$72,628	$70,304	$67,196	$75,393	$67,196

(4) Efficiency Ratio	60.43%	57.75%	57.97%	60.75%	62.26%	60.43%	62.26%